UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 18, 2013
PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(412) 434-3131

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of PPG Industries, Inc. (the “Company”) was held on April 18, 2013. At the Annual Meeting, the Company's shareholders voted on the following matters:

1.	The four nominees for director were elected to serve three-year terms ending in 2016 as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
James G. Berges	93,405,959	5,135,524	17,521,974
John V. Faraci	95,433,633	3,107,850	17,521,974
Victoria F. Haynes	94,723,143	3,818,340	17,521,974
Martin H. Richenhagen	94,765,536	3,775,947	17,521,974

The following directors did not stand for re-election at the Annual Meeting (the year in which each director's term expires is indicated in parenthesis): Stephen F. Angel (2014), Hugh Grant (2014), Michele J. Hooper (2014), Robert Mehrabian (2014), Charles E. Bunch (2015), Robert Ripp (2015), Thomas J. Usher (2015), and David R. Whitwam (2015).

2.	The proposal to approve the compensation of the Company's named executive officers was approved as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
90,994,636	6,849,263	696,451	17,521,974

3.
By the following vote, the shareholders did not approve the proposal (which required the affirmative vote of 80 percent of the Company's outstanding shares) to amend the Company's Articles of Incorporation to provide for the annual election of directors:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
97,756,341	387,291	399,031	17,521,974

4.	The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2013 was approved as follows:

Votes For	Votes Against	Votes Abstained
114,681,605	956,951	426,203

There were no broker non-votes with respect to this matter.

5.	The shareholder proposal requesting the adoption of a simple majority vote was approved as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
76,016,875	21,570,148	955,762	17,521,974

As of the record date of the Annual Meeting, 142,891,393 shares of common stock were issued and outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: April 22, 2013	By:	/s/ Charles E. Bunch
Charles E. Bunch
Chairman and Chief Executive Officer